Exhibit 10.23

PLEDGE AND SECURITY AGREEMENT

          This PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of April 9, 2010, made by BEMT Meadowmont, LLC, a Delaware limited liability company (“BEMT”) for Bluerock Special Opportunity + Income Fund II, LLC, a Delaware limited liability company (the “SOIF II”), recites and provides:

Recitals:

          A. BEMT has entered into that certain Secured Promissory Note dated April 9, 2010 for the benefit of SOIF II (the “BEMT Note”).

          B. BEMT desires to grant SOIF II a security interest in the Pledged Collateral (as defined herein) to secure BEMT’s performance under the BEMT Note in accordance with the provisions hereof.

          C. BEMT owns a membership interest in BR Meadowmont Managing Member, LLC, a Delaware limited liability company (the “JV”).

Agreement:

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to further induce SOIF II to fund the BEMT Note, BEMT and SOIF II hereby covenant and agree as follows:

          Section 1. Definitions. Unless the context expressly or by necessary implication otherwise requires, (a) in addition to any terms defined elsewhere in this Agreement, the capitalized terms defined in this Article 1 shall, for the purposes of this Agreement, have the meanings set forth below, (b) except as otherwise defined or limited herein, terms defined in the UCC when used herein shall have the respective meanings attributed to them therein, and (c) except as otherwise defined or limited herein, terms defined in the BEMT Note when used herein shall have the respective meanings assigned to them in the BEMT Note.

          “BEMT Note” shall mean the Secured Promissory Note dated April 9, 2010 by BEMT as Borrower for the benefit of SOIF II as Lender.

          “JV Membership Interests” shall mean any and all membership interests of the JV owned by BEMT at any time and from the time included in the Pledged Collateral, free and clear of any liens or encumbrances except as created herein.

          “Obligations” shall mean the punctual payment, when and as due, of any and all accrued interest and outstanding principal of the BEMT Note and any other costs, liabilities, reimbursements, etc. required under the terms of the BEMT Note.

          “Pledged Collateral” shall have the meaning set forth in Section 2 hereof.

          “Proceeds” shall mean any and all “proceeds,” as defined in the UCC, of any and all Pledged Collateral and, in any event, at any time whatsoever arising or receivable, any and all cash, shares of stock, instruments, other securities, rights, properties, interests, claims, and other proceeds arising in connection with any collection, exchange, sale, transfer, or other disposition of any Pledged Collateral or interest therein or into which any Pledged Collateral or interest therein is voluntarily or involuntarily converted, and other amounts from time to time paid or payable under or in connection with any Pledged Collateral.

          “SOIF II” shall mean Bluerock Special Opportunity + Income Fund II, LLC, a Delaware limited liability company.

          “Transaction Documents” shall mean the BEMT Note, this Agreement and that certain Pledge and Security Agreement by and among SOIF II, BEMT and Bluerock Enhanced Multifamily Holdings, L.P.

          Section 2. Pledge and Grant of Security Interest. As collateral security for BEMT’s performance under the BEMT Note and in order to induce SOIF II to fund the BEMT Note, BEMT hereby pledges, assigns, hypothecates, transfers, and delivers to SOIF II and grants to SOIF II a security interest in, all BEMT’s right, title, and interest (but none of BEMT’s obligations) in, to, and under the following (the “Pledged Collateral”), with full authority to sell, transfer, and rehypothecate:

          (a) all of the JV Membership Interests; and

          (b) all dividends and other distributions, whether in cash, property, obligations, or any other form whatsoever, from time to time, payable, or distributable in respect of or in exchange for any or all of the JV Membership Interests; and

          (c) all right, title and interest of BEMT in and to any of the property of the JV; and

          (d) all right, title and interest of BEMT to participate in the management of the JV; and

          (e) all interest, dividends, cash, checks, instrument and other property now or in the future payable under or received, receivable or otherwise distributed in respect of or in substitution or exchange for the JV Membership Interests, including amounts past due and unpaid; and

          (f) all fees and other amounts payable by BEMT to SOIF II, but excluding any such amount paid or prepaid for reimbursement of any cost or expense incurred or to be incurred by BEMT for any purpose or on behalf of any person or entity whatsoever; and

          (g) any and all Proceeds of any and all of the foregoing, whether or not constituting any kind or type of tangible or intangible personal or real property whatsoever and whether now owned or hereafter acquired, including without limitation certificates, instruments, shares of stock, other securities, and rights, privileges, and options pertaining to any thereof, in each case, howsoever BEMT’s interest therein may arise or appear, whether by ownership, security interest, claim, or otherwise.

          Section 3. General Covenants. So long as any Obligation remains unpaid, BEMT covenants and agrees that, unless SOIF II otherwise expressly consents in writing:

          Section 3.1. Limitations on Dispositions, etc. BEMT shall not directly or indirectly (a) suffer any amendment or other modification of any JV Membership Interests or (b) sell, assign (by operation of law or otherwise), exchange, liquidate, grant, or otherwise dispose of any JV Membership Interests or any lien or other interest therein.

          Section 3.2. Changes in BEMT’s Name. BEMT shall not change, or suffer or permit any change of, BEMT’s name or identity which could in any manner make any financing or continuation statement filed in connection herewith (including without limitation under this Section 3.2) “seriously misleading,” as defined in the UCC, unless (a) BEMT shall have given SOIF II no less than ninety (90) days’ prior written notice thereof, (b) BEMT shall have, prior to such change, delivered to SOIF II acknowledgment copies of financing statements duly completed, executed, and filed in each jurisdiction necessary or advisable to ensure the continuous perfection of all security interests granted pursuant to this Agreement, and (c) BEMT shall have taken all other action or actions necessary, or reasonably requested by SOIF II, to preserve and protect all such security interests, including without limitation the continuous perfection thereof.

          Section 3.3. Voting, etc., of Pledged Collateral. So long as no Event of Default (defined hereinafter) shall have occurred and be continuing, BEMT may vote any JV Membership Interests for any purpose and to any effect to the extent not inconsistent with the provisions of the Transaction Documents, and, upon BEMT’s reasonable written request therefor, SOIF II will execute and deliver (or cause to be executed and delivered) to BEMT any such proxy or other instrument as is reasonably necessary to enable BEMT to vote any JV Membership Interests for any such purpose and to any such effect.

          Section 3.4. Certain Rights respecting Pledged Collateral. SOIF II shall have the right, exercisable at any time and from time to time in its sole discretion, to cause the interest of SOIF II in any Pledged Collateral to be duly noted on any transfer books for JV Membership Interests or other records therefor.

          Section 3.5. No Issuance of Additional Membership Interests. During the term of this Agreement, BEMT shall not cause, suffer, or permit the JV to issue any additional securities of any class or nature, nor to take any other action, or omit to take any action, the result of which is to render the JV Membership Interests to be less than 50% of the issued and outstanding securities of the JV.

     Section 4. Default.

          Section 4.1. Events of Default. An Event of Default shall occur hereunder upon the occurrence of any one or more of the following:

          (a) If BEMT shall in any manner breach or violate, or fail to perform or satisfy, any term, covenant, condition, obligation, or other provision hereof and such default shall continue at any time after the period of thirty (30) consecutive days next following the date on which SOIF II shall have given BEMT notice specifying such default and requesting that such default be remedied; or

          (b) If any “Event of Default” shall occur under one or more of the Transaction Documents.

          Section 4.2. Remedies; Rights Upon Default At any time after the occurrence of an Event of Default, in addition to any other rights, powers, and remedies available under any Transaction Document, or at law, in equity, by statute, or otherwise, SOIF II shall have all the following rights, powers, and remedies, which SOIF II may (but shall not be obligated to) exercise, concurrently or singly, in whole or in part, at any time and from time to time, by or through such officers, agents, employees, or other representatives of SOIF II as SOIF II may select, without any hindrance or delay by BEMT and without any notice or demand upon BEMT except as expressly required in this Section 4.2:

          Section 4.2.1. Acceleration. SOIF II may declare any and all Obligations to be immediately due and payable.

          Section 4.2.2. Accounts, etc. Until the occurrence of an Event of Default, BEMT may collect and retain any and all amounts owing under or in connection with any Pledged Collateral, which SOIF II hereby expressly authorizes BEMT to do, but, after the occurrence of an Event of Default, (a) SOIF II may curtail or terminate such authority at any time and from time to time by delivery of a default notice requesting the same (the “Default Notice”) and BEMT shall, at all times after BEMT’s receipt of the Default Notice, segregate all such amounts from BEMT’s other funds and property, and shall, immediately upon BEMT’s receipt of the Default Notice, deliver actual possession of all such amounts to SOIF II and (b) BEMT shall hold and be deemed to hold all such amounts in trust for SOIF II and as SOIF II’s bailee.

          Section 4.2.3. UCC, Other Rights. SOIF II shall have and may exercise all the rights, powers, and remedies of a secured party under the UCC, and, in addition and not in limitation of the generality of the foregoing:

          (a) without demand of payment or performance or other demand, advertisement, or notice of any kind (all and each of which demands, advertisements, and notices, excepting only the notice of time and place of public or private sale specified in this Section 4.2.3 and any other demand, advertisement, or notice which by law may not be waived, BEMT hereby expressly waives) to or upon BEMT or any other person or entity, SOIF II may (1) immediately enter BEMT’s premises without legal process and without any liability therefor, (2) immediately collect, receive, appropriate, and realize upon any Pledged Collateral, (3) immediately sell, lease, assign, give any options to purchase, or otherwise dispose of and deliver any Pledged Collateral (or contract to do so) at any public or private sale, at any exchange, broker’s board, any of SOIF II’s offices, or elsewhere, at such prices as SOIF II may in good faith deem appropriate, for cash, on credit, or for future delivery with or without assumption of any credit risk, and (4) require BEMT to assemble any Pledged Collateral, and BEMT shall make all such Pledged Collateral available to SOIF II at such place or places as SOIF II shall select, which in any event shall be reasonably convenient to SOIF II; and

          (b) SOIF II shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase any Pledged Collateral so sold, free of any right or equity of redemption in BEMT; and

          (c) SOIF II need not give more than fifteen (15) days prior written notice of the time and place of any public sale or of the time after which any private sale may occur, which notice shall constitute reasonable notification thereof; and

                       (d) to the extent permitted by applicable law, BEMT waives all claims, damages, and demands against SOIF II arising out of the repossession, retention, or usage by SOIF II or any agent, or other representative thereof of any Pledged Collateral.

          Section 4.3. Rights of Conversion, etc. At any time and from time to time after the occurrence of an Event of Default, in SOIF II’s sole discretion and on such terms and conditions as SOIF II may deem desirable, SOIF II may (but shall not be obligated to) exercise any and all rights of conversion, exchange, subscription, and other rights, privileges, or options pertaining to any Pledged Collateral as if the absolute owner thereof, including without limitation any right to exchange any Pledged Collateral upon any merger, consolidation, reorganization, recapitalization, or other adjustment of SOIF II or upon any exercise by SOIF II of any right, privilege, or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any Pledged Collateral with any clearing corporation, custodian bank, depository, registrar, transfer or other agent, committee, or other person or entity whatsoever, including without limitation any nominee of any thereof.

          Section 4.3.1. Assistance in Complying with Securities Laws. BEMT shall, from time to time at SOIF II’s request and BEMT’s sole expense, assist SOIF II in making any sale or other disposition of the Pledged Collateral in compliance with any and all applicable securities laws, which assistance shall include without limitation:

          (a) providing SOIF II, and prospective purchasers of the Pledged Collateral such information respecting the properties, prospects, profits, performance, business, and condition (financial and otherwise) of the JV as may be reasonably available; and

          (b) causing SOIF II to permit the prospective purchasers, and their respective employees, agents, and other representatives to enter the premises of BEMT to inspect BEMT’s properties, books, and records and to make such abstracts and copies thereof as any thereof may desire; and

          (c) executing and delivering, and causing BEMT to execute and deliver, all instruments and documents, and doing, and causing to be done, all acts and things SOIF II may deem necessary or advisable to register any Pledged Collateral under applicable securities laws and to cause any registration statement with respect thereto to become and remain effective for such period as applicable securities laws may require; and

          (d) making or causing to be made all supplements, amendments, and other modifications to any of the foregoing and to any prospectus or prospectuses which SOIF II may deem necessary or advisable for compliance or continued compliance with applicable securities laws; and

          (e) causing any Pledged Collateral to qualify under any applicable state securities laws, including without limitation “Blue Sky” laws; and

          (f) obtaining any approvals from any governmental authority SOIF II may deem necessary or advisable in connection with such sale or other disposition of any such Pledged Collateral; and

                         (g) doing or causing to be done any other act or thing SOIF II may deem necessary or advisable for such sale or other disposition to be valid, binding, and in compliance with applicable law.

          Section 4.3.2. Voting, etc., of Pledged Collateral. BEMT shall not vote or take any other steps with respect to the Pledged Collateral without SOIF II’s express prior written consent and SOIF II shall have the sole right, in its sole discretion without any notice to BEMT or any other person or entity, to transfer all or any part of the Pledged Collateral into SOIF II’s name and to vote any and all JV Membership Interests as it deems advisable for its protection.

          Section 4.3.3. Application of Proceeds. Any and all amounts received by SOIF II in connection with any collection, negotiation, setoff, recovery, receipt, appropriation, realization, sale, or exercise of any other right, power, or remedy under this Section 4.3.3 or otherwise may, in its sole discretion, be held as collateral security for the punctual payment, performance, and satisfaction, when and as due, of any and all Obligations, and SOIF II may, upon receipt thereof or at any time thereafter, apply all or any part of such amounts against the Obligations. Only after such application and after payment of any other amount required by any provision of law need SOIF II account to BEMT for any surplus.

     Section 5. Miscellaneous.

          Section 5.1. Sufficiency as Financing Statement, etc. This Agreement or any photographic, photostatic, xerographic, or other reproduction hereof or of any financing statement shall be sufficient as a financing or continuation statement. BEMT hereby authorizes SOIF II, to the extent permitted by applicable law, to file any financing or continuation statement without the signature of BEMT, to complete, execute, and file any such statement on behalf of BEMT, and to file this Agreement as a financing or continuation statement.

          Section 5.2. Governing Law; Jurisdiction; Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, without regard to its conflict of law principles. The parties hereto hereby irrevocably (a) consent and submit to the exclusive in personam jurisdiction and venue of the State of New York, in any action or proceeding arising out of or in any way relating to this Note or any instrument or document relating hereto, (b) agree that all claims in respect of such action or proceeding may be heard and determined in such above-referenced state or federal court located in New York, (c) consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process in conformity with the notice provision hereof, and (d) agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          Section 5.3. Waiver of Jury Trial. SOIF II AND BEMT, BY DELIVERY AND ACCEPTANCE OF THE BEMT NOTE, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (VERBAL OR WRITTEN) OR ACTION OF ANY PARTY, WHETHER IN CONNECTION WITH THE MAKING OF THE LOAN EVIDENCED BY THE BEMT

NOTE, ANY OTHER TRANSACTION DOCUMENT, COLLECTION OF SUCH LOAN, OR OTHERWISE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL SUCH PARTIES TO ENTER THE TRANSACTION DOCUMENTS.

          Section 5.4. Notices. Except as expressly provided herein to the contrary, any notice, report, or writing required or permitted to be given hereunder to any party shall be in writing and shall be served by delivering the same personally either to such party, or by sending the notice postage prepaid by certified U. S. first class mail, return receipt requested, or by FedEx or another reputable delivery service. Any and all such notices shall be delivered to the parties at their respective addresses specified in this Section 5.4. Any such notice deposited in the mail shall be conclusively deemed delivered to and received by the addressee on the third business day after the day in which such notice is delivered to the U. S. Postal Service for mailing if all of the foregoing conditions of notice shall have been satisfied. Any notice delivered by any other delivery service shall be deemed delivered on the date of delivery as indicated by such carrier’s records, absent manifest error.

to BEMT:	c/o Bluerock Enhanced Multifamily Trust, Inc. 399 Park Avenue, 32nd Floor New York, New York 10022 Attn: R. Ramin Kamfar

to SOIF II:	c/o Bluerock Real Estate, LLC 399 Park Avenue, 32nd Floor New York, New York 10022 Attn: R. Ramin Kamfar

with a mandatory copy to:	Thomas G. Voekler, Esquire Hirschler Fleischer 2100 East Cary St., 4th Floor P.O. Box 500 (23218-0500) Richmond, VA 23223

Any party hereto may change its address for the purposes of this Section 5.4 by giving the other parties hereto written notice, as provided for herein, of the new address.

          Section 5.5. Time of Essence. Time is of the essence with respect to every term, covenant, condition, representation, warranty, obligation, and other provision of this Agreement.

          Section 5.6. Counterparts. This Agreement may be executed and delivered in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          Section 5.7. Successors and Assigns; Third Party Beneficiaries. The terms, covenants, conditions, and other provisions of this Agreement shall be binding upon the administrators, successors, and assigns of BEMT, and shall, together with all rights, powers, and remedies of SOIF II hereunder, inure to the benefit of SOIF II and any one or more present or future successors, pledgees, assignees, or endorsees of SOIF II, subject to all applicable provisions of the BEMT Note. Subject to the foregoing, no term, covenant, condition, representation, warranty, obligation, or other provision hereof is for the benefit of any person or entity not a party hereto.

          Section 5.8 Severability. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

          Section 5.9 Entire Agreement. This Agreement contains the entire understanding between the parties hereto and supersedes any prior written or oral agreements between them respecting the within subject matter. There are no representations, agreements or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

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IN WITNESS WHEREOF, the parties hereto have duly executed, or caused their authorized representatives to duly execute, this Agreement as of the date first written above.

BEMT:

BEMT Meadowmont, LLC,
a Delaware limited liability company

By:	Bluerock Enhanced Multifamily Holdings, L.P.,
a Delaware limited partnership
Its:	Sole Member

	By:	Bluerock Enhanced Multifamily Trust, Inc.,
a Maryland corporation
	Its:	General Partner

By:
		Name	Jordan Ruddy
		Its:	COO

SOIF II:

Bluerock Special Opportunity + Income Fund, LLC,
a Delaware limited liability company

By:	Bluerock Real Estate, LLC,
a Delaware limited liability company
Its:	Manager

By:
	Name	Jordan Ruddy
	Its:	President